SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


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                          Cyprus Amax Minerals Company
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                (Name of Registrant as Specified in Its Charter)


                            Phelps Dodge Corporation
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notes:



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FOR IMMEDIATE RELEASE

Contacts:
Investors                                Media
Phelps Dodge                             Phelps Dodge
Thomas M. Foster                         Susan M. Suver
(602) 234-8139                           (602) 234-8003
Gregory W. Stevens
(602) 234-8166

Arthur Schmidt & Associates, Inc.        Sard Verbinnen & Co
Martin Zausner/Alan Weinstein/Joan       George Sard/David Reno/Debbie Miller
Harper                                   (212) 687-8080
(212) 953-5555

               PHELPS DODGE FILES HART-SCOTT-RODINO MATERIALS FOR
                PROPOSED ACQUISITIONS OF ASARCO AND CYPRUS AMAX
               -----------------------------------------------

      PHOENIX, AZ, September 10, 1999 -- Phelps Dodge Corporation (NYSE: PD) announced today that it has filed its premerger notifications with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act for its proposed acquisitions of Asarco Incorporated (NYSE: AR) and Cyprus Amax Minerals Company (NYSE: CYM). The applicable 30-day waiting periods will expire, if not terminated earlier or extended, on October 10, 1999.

      On September 3, 1999, Phelps Dodge commenced exchange offers for all outstanding Asarco and Cyprus Amax common shares. Under the terms of the Phelps Dodge exchange offers, Asarco shareholders would receive 0.4098 Phelps Dodge shares for each share of Asarco stock tendered and Cyprus Amax shareholders would receive 0.3135 Phelps Dodge shares for each share of Cyprus Amax stock tendered.

      In addition, Phelps Dodge is soliciting proxies from Asarco and Cyprus Amax stockholders to vote against the proposed two-way merger of Asarco and Cyprus Amax. Asarco and Cyprus Amax have set shareholder meetings for September 30, 1999 to vote on their proposed merger.

      Phelps Dodge has also set a special meeting of its shareholders on October 13, 1999 to approve the issuance of shares contemplated under the Company's premium offers to acquire Asarco and Cyprus Amax.
                                       -more-


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      "We are pleased to have taken one more concrete step toward being in a position to close our exchange offers for Asarco and Cyprus Amax immediately following our October 13 shareholder meeting, if the Boards of Asarco and Cyprus Amax will cooperate," said Douglas C. Yearley, Chairman and Chief Executive Officer of Phelps Dodge.

      Phelps Dodge Corporation is among the world's largest producers of copper. The company also is one of the world's largest producers of carbon black, one of the world's largest manufacturers of magnet wire, and has operations and investments in mines and wire and cable manufacturing facilities around the world. Phelps Dodge has operations in 28 countries.
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